Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of DeVlieg-Bullard, Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40874, 33-54608, 33-85528, 333-02335 and
333-22667) of DeVlieg-Bullard, Inc. of our report dated September 5, 1997 appearing on page 18 of this Form 10-K.




/s/ PRICE WATERHOUSE LLP

October 6, 1997